As filed with the Securities and Exchange Commission on April 15, 2010
Registration No. 333-36480

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 9
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Initial Depositor
(Exact name of registrant as specified in charter)
_________________

Regional Bank HOLDRSSM Trust
[Issuer with respect to the receipts]

Delaware (State or other jurisdiction of incorporation or organization)	6211 (Primary Standard Industrial Classification Code Number)	13-5674085 (I.R.S. Employer Identification Number)

_________________

One Bryant Park
New York, New York  10036
(212) 449-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_________________
Copies to:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York  10036
(212) 449-1000
Attn:  Corporate Secretary
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Andrew B. Jánszky, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

PROSPECTUS

1,000,000,000 Depositary Receipts
Regional Bank HOLDRSSM Trust

The Regional Bank HOLDRSSM Trust issues Depositary Receipts called Regional Bank HOLDRSSM representing your undivided beneficial ownership in the U.S.-traded common stock of a group of specified companies that are involved in various segments of the regional banking industry.  The Bank of New York Mellon is the trustee.  You only may acquire, hold or transfer Regional Bank HOLDRSSM in a round-lot amount of 100 Regional Bank HOLDRSSM or round-lot multiples.  Regional Bank HOLDRSSM are separate from the underlying deposited common stock that are represented by the Regional Bank HOLDRSSM.  For a list of the names and the number of shares of the companies that make up a Regional Bank HOLDRSM, see “Highlights of Regional Bank HOLDRS—The Regional Bank HOLDRS” in this prospectus.  The Regional Bank HOLDRSSM trust will issue Regional Bank HOLDRSSM  on a continuous basis.
Investing in Regional Bank HOLDRSSM involves significant risks.  See “Risk Factors” starting on page 4.
Regional Bank HOLDRSSM   are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates.  Regional Bank HOLDRSSM   are not interests in The Bank of New York Mellon, as trustee.  Please see “Description of the Depositary Trust Agreement” in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.
The Regional Bank HOLDRSSM  are listed on the NYSE Arca under the symbol “RKH.”  On April 5, 2010, the last reported sale price of the Regional Bank HOLDRSSM on the NYSE Arca was $88.94.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

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The date of this prospectus is April 15, 2010.
“HOLDRS” and “HOLding Company Depositary ReceiptS” are service marks of Bank of America Corporation.

TABLE OF CONTENTS

Page

SUMMARY	3
RISK FACTORS	4
HIGHLIGHTS OF REGIONAL BANK HOLDRS	9
THE TRUST	16
DESCRIPTION OF REGIONAL BANK HOLDRS	16
DESCRIPTION OF THE UNDERLYING SECURITIES	18
DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT	20
U.S. FEDERAL INCOME TAX CONSEQUENCES	24
ERISA CONSIDERATIONS	25
PLAN OF DISTRIBUTION	25
LEGAL MATTERS	25
WHERE YOU CAN FIND MORE INFORMATION	25

This prospectus contains information you should consider when making your investment decision.  With respect to information about Regional Bank HOLDRS, you should rely only on the information contained in this prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell Regional Bank HOLDRS in any jurisdiction where the offer or sale is not permitted.

The Regional Bank HOLDRS are not registered for public sale outside of the United States.  Non-U.S. receipt holders should refer to “U.S. Federal Income Tax Consequences—Non U.S. receipt holders” and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Regional Bank HOLDRS or of the underlying securities through an investment in the Regional Bank HOLDRS.

SUMMARY

The Regional Bank HOLding Company Depositary ReceiptS or HOLDRS Trust was formed under the depositary trust agreement, dated as of May 18, 2000, as amended and restated on June 21, 2000, among The Bank of New York Mellon, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Regional Bank HOLDRS.  The depositary trust agreement was amended on November 22, 2000.  The trust is not a registered investment company under the Investment Company Act of 1940.
The number of shares of each company’s common stock currently held by the trust with respect to each round-lot of Regional Bank HOLDRS is specified under “Highlights of Regional Bank HOLDRS—The Regional Bank HOLDRS.”  This group of common stock, and the securities of any company that may be added to the Regional Bank HOLDRS, are collectively referred to in this prospectus as the common stock, the securities or the underlying securities.  The companies included in the Regional Bank HOLDRS may change as a result of reconstitution events, distributions of securities by the underlying issuers or other events.  See “Description of the Depositary Trust Agreement—Reconstitution events” for an explanation of these events.  The Regional Bank HOLDRS are separate from the deposited underlying common stock that are represented by the Regional Bank HOLDRS.  On April 5, 2010, there were 2,132,400 Regional Bank HOLDRS outstanding.

RISK FACTORS

An investment in Regional Bank HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Regional Bank HOLDRS, including the risks associated with a concentrated investment in regional banks.

General Risk Factors

•
Loss of investment.  Because the value of Regional Bank HOLDRS directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the Regional Bank HOLDRS if the underlying securities decline in value.

•	Discount trading price. Regional Bank HOLDRS may trade at a discount to the aggregate value of the underlying securities.

•
Ownership of only fractional shares in the underlying securities.  As a result of distributions of securities by companies included in the Regional Bank HOLDRS or other corporate events, such as mergers, a Regional Bank HOLDR may represent an interest in a fractional share of an underlying security.  You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other fractional shares of such underlying securities included in the Regional Bank HOLDRS and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities.  In addition, if you surrender your Regional Bank HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares.  You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

•
Not necessarily representative of the regional banking industry.  At the time of the initial offering, on June 22, 2000, the companies included in the Regional Bank HOLDRS were generally considered to be involved in various aspects of the regional banking industry; however, since the time of the initial offering, the companies included in the Regional Bank HOLDRS may not be involved in the regional banking industry.  In this case, the Regional Bank HOLDRS may not consist of securities issued only by companies involved in the regional banking industry.  In addition, the market price of the underlying securities and the Regional Bank HOLDRS may not necessarily follow the price movements of the entire regional banking industry generally.  If the underlying securities decline in value, your investment in the Regional Bank HOLDRS will decline in value, even if common stock prices of companies involved in the regional banking industry generally increase in value.

•
Not necessarily comprised of solely regional banking companies.  As a result of distributions of securities by companies included in the Regional Bank HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Regional Bank HOLDRS and that are not involved in the regional banking industry may be included in Regional Bank HOLDRS.  The securities of a new company will only be distributed from the Regional Bank HOLDRS if the securities have a different Standard & Poor’s Corporation (“Standard & Poor’s”) sector classification than any of the underlying issuers included in Regional Bank HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange.  As of January 2, 2002, Standard & Poor’s Corporation sector classifications are based upon the Standard & Poor’s Global Industry Classification Standard (“GICS”) sectors.  As there are only 10 broadly defined GICS sector classifications, the use of GICS sectors to determine whether a new company will be included in, or whether the securities of a new company are distributed from, the Regional Bank HOLDRS provides no assurance that each new company included in the Regional Bank HOLDRS will be involved in the regional banking industry.  Currently, the underlying securities included in the Regional Bank HOLDRS are represented in the Financials GICS sector.  As each Standard & Poor’s GICS sector is defined very broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Regional Bank HOLDRS yet not be involved in the regional banking industry.  In addition, the GICS sector classifications of securities included in the Regional Bank HOLDRS may change over time if the companies that issued these securities change their focus of operations resulting in a change to a GICS sector classification or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.  Therefore, additional GICS sectors may be represented in the Regional Bank HOLDRS, which may also result in the inclusion in the Regional Bank HOLDRS of the securities of a new company that is not involved in the regional banking industry.

•
No investigation of underlying securities.  The underlying securities initially included in the Regional Bank HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of securities in the regional banking industry, without regard for the value, price performance, volatility or investment merit of the underlying securities.  Consequently, the Regional Bank HOLDRS Trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed, and will not in the future perform, any investigation or review of the selected companies, including the public filings by the companies.  Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

•
Loss of diversification.  As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Regional Bank HOLDRS may not necessarily be a diversified investment in the regional banking industry.  In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in distributions of securities from, or the inclusion of additional securities in, the Regional Bank HOLDRS may also reduce diversification.  As a result, Regional Bank HOLDRS may represent a concentrated investment in one or more of the underlying securities, which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

•
Conflicting investment choices.  In order to sell one or more of the underlying securities individually, participate in a tender offer relating to one or more of the underlying securities, or participate in any form of stock repurchase program by an issuer of an unde rlying security, you will be required to cancel your Regional Bank HOLDRS and receive delivery of each of the underlying securities, including those underlying securities that you may not want to sell or are not subject to a tender offer or repurchase offer.  The cancellation of your Regional Bank HOLDRS will allow you to sell the individual underlying securities or to deliver the individual underlying securities in a tender offer or any form of stock repurchase program.  The cancellation of Regional Bank HOLDRS will involve payment of a cancellation fee to the trustee.

•
Trading halts.  Trading in Regional Bank HOLDRS on the NYSE Arca may be halted if (i) the Regional Bank HOLDRS has fewer than the required number of record and/or beneficial holders for 30 or more consecutive trading days; (ii) the number of Regional Bank HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; (iii) the market value of all Regional Bank HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; or (iv) any other event shall occur or conditions exists which, in the opinion of the NYSE Arca, makes further dealings on the NYSE Arca inadvisable.  If trading is halted in Regional Bank HOLDRS, you will not be able to trade Regional Bank HOLDRS and you will only be able to trade the underlying securities if you cancel your Regional Bank HOLDRS and receive each of the underlying securities.

•
Delisting from the NYSE Arca.  The NYSE Arca may consider delisting the Regional Bank HOLDRS if (i) the Regional Bank HOLDRS has fewer than the required number of record and/or beneficial holders for 30 or more consecutive trading days; (ii) the number of Regional Bank HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; (iii) the market value of all Regional Bank HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; or (iv) any other event shall occur or conditions exists which, in the opinion of the NYSE Arca, makes further listing of the Regional Bank HOLDRS on the NYSE Arca inadvisable.  If the Regional Bank HOLDRS are delisted by the NYSE Arca, a termination event will result unless the Regional Bank HOLDRS are listed for trading on another U.S. national securities exchange within five business days from the date the Regional Bank HOLDRS are delisted.

•
Possible conflicts of interest.  Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Regional Bank HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide other services for issuers of the underlying securities in connection with its business.

•
Delays in distributions.  The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution.  You may, however, receive such cash or other distributions later than you would if you owned the underlying securities outside of the Regional Bank HOLDRS.  In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Involved in the Regional Bank Industry

•
Regional bank stock prices have been and will likely continue to be volatile, which will directly affect the price volatility of the Regional Bank HOLDRS, and you could lose all or a substantial part of your investment.  The trading prices of the common stock of regional banks included in the Regional Bank HOLDRS can be volatile.  The initial offering price of a Regional Bank HOLDR on June 22, 2000 was $98.14 and during 2009 the price of a Regional Bank HOLDR reached a high of $85.43 and a low of $29.98.  Regional bank stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

▪	actual or anticipated variations in the banks’ quarterly operating results;

▪	announcements of technological innovations or new services by regional banks or their competitors;

▪	announcements by regional banks or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

▪	failure to integrate or realize projected benefits from acquisitions;

▪	changes in financial estimates by securities analysts;
▪	additions or departures of key personnel;

▪	changes in government regulations; and

▪	fluctuations in quarterly and annual operating results.

•
The banking industry is heavily regulated on the federal and state levels, and modifications to existing banking laws and regulations or the adoption of new laws may adversely affect the operations of banking and financial institutions.  There are numerous federal and state laws and regulations with which banking and financial institutions must comply and the scope of these laws is expanding.  Adverse regulatory examinations and non-compliance with regulatory requirements may result in sanctions by regulatory agencies, additional regulatory restrictions and damage to the reputation of a bank, its holding company and affiliates.  Additionally, government regulation of regional banking companies is intended primarily for the protection of consumers, borrowers and depositors of the banks, rather than of the stockholders of the institutions.  Changes to laws and regulations can affect banks’ operating environments in substantial and unpredictable ways and changes may adversely affect the nature and scope of banking and financial activities and may have a negative effect on the financial condition and results of operations of a bank or financial institution.

•
Most regional banking companies are holding companies that rely on dividends from their subsidiaries as a substantial portion of their income and their rights generally are subordinate to the interests of third parties.  The payment of dividends by subsidiaries of regional banks is subject to legal restrictions.  In addition, the right of a parent bank holding company to participate in any distribution of assets upon a subsidiaries’ liquidation or reorganization is subject to the prior claims of the subsidiaries’ creditors.  The ability of a bank holding company to receive dividends or other distributions is unpredictable, and fluctuations in income may adversely affect your investment in the Regional Bank HOLDRS.

•
Some of the companies involved in the regional banking industry are also engaged in other lines of business unrelated to the regional banking business, and they may experience problems with these lines of business which could adversely affect their operating results.  Some of the companies which comprise the Regional Bank HOLDRS have lines of business such as insurance, securities brokerage and underwriting, real estate development and equity investing that do not relate to traditional banking activities and which may present additional risks.  The operating results of these regional banks may fluctuate as a result of these additional risks and events in the other lines of business.  In addition, a regional bank’s ability to engage in new activities may expose it to business risks with which it has less experience than it has with the business risks associated with its traditional businesses.  Despite a company’s possible success in traditional banking activities, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company’s business or financial condition.

•
Inability to manage rapid growth could adversely affect systems, management resources and revenues.  Many regional banks may rapidly expand their operations.  The marketing and expansion strategies of many of these regional banks has placed and will continue to place a significant strain on the management, financial controls, operations systems, personnel and other resources.  There can be no assurance that these companies will complete the necessary improvements to their systems, procedures and controls necessary to support their future operations in a timely manner or that management will be able to hire, train, retain and manage required personnel to manage such rapid growth.

•
The financial and international operations of many banks expose them to risks associated with instability and changes in economic, legal and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business.  Many banks regularly trade in foreign currencies, engage in interest rate, foreign exchange and related derivative transactions, and, to a lesser extent, acquire and trade in non-U.S. securities.  In addition, many regional banks have international operations.  The risks of international business that the companies are exposed to include the following:

•	volatility in general economic, social and political conditions;

•	the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

•	differing tax rates, tariffs, exchange controls or other similar restrictions;

•	volatility of currency markets and value of worldwide financial markets; and

•	changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

•
Many regional banks are dependent on their ability to continue to attract and retain highly-skilled technical and managerial personnel to develop and generate their business.  Many regional banks are highly dependent on the experience, abilities and continued services of key executive officers and key technical personnel.  If these banks lose the services of any of these key officers or key technical personnel, their future success could be undermined.  Competition for personnel has been and may continue to be intense.  There is no certainty that any of these regional banks will be able to continue to attract and retain qualified personnel.

•
Fluctuations in interest rates could adversely affect the profitability of companies whose common stock are included in the Regional Bank HOLDRS.  Changes in market interest rates, including changes in the relationship between short-term and long-term market interest rates or between different interest rate indices, can impact margin spread, that is, the difference between the interest rates the companies whose common stock are included in the Regional Bank HOLDRS charge on interest earning assets, such as loans, and the interest rates they pay on interest bearing liabilities, such as deposits.  The impact, particularly in a falling interest rate environment, which is currently the case, could result in an increase in such companies’ interest expense relative to their interest income.

•
Companies whose common stock are included in the Regional Bank HOLDRS are exposed to risks in connection with the loans they make.  A significant source of risk for those companies whose common stock are included in the Regional Bank HOLDRS arises from the possibility that losses will be sustained because borrowers, guarantors and related parties may fail to perform in accordance with the terms of their loans.  Credit monitoring procedures and credit policies, including the establishment and review of the allowance for loan losses may not prevent unexpected losses that could adversely affect the results of operations of companies whose securities are included in the Regional Bank HOLDRS.  Such risk is exacerbated in a recessionary environment, which is currently the case.

HIGHLIGHTS OF REGIONAL BANK HOLDRS

This discussion highlights information regarding Regional Bank HOLDRS.  We present certain information more fully in the rest of this prospectus.  You should read the entire prospectus carefully before you purchase Regional Bank HOLDRS.

Issuer	Regional Bank HOLDRS Trust.

The trust
The Regional Bank HOLDRS Trust was formed under the depositary trust agreement, dated as of May 18, 2000, as amended and restated on June 21, 2000, among The Bank of New York Mellon, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Regional Bank HOLDRS.  The depositary trust agreement was amended on November 22, 2000.  The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor	Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Trustee
The Bank of New York Mellon, a New York state-chartered banking organization, is the trustee and receive compensation as set forth in the depositary trust agreement.  The trustee is responsible for receiving deposits of underlying securities and delivering Regional Bank HOLDRS representing the underlying securities issued by the trust.  The trustee holds the underlying securities on behalf of the holders of Regional Bank HOLDRS.

Purpose of Regional Bank HOLDRS	Regional Bank HOLDRS were designed to achieve the following:

Diversification. Regional Bank HOLDRS were initially designed to allow you to diversify your investments in the regional banking industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities. See “Risk Factors – General Risk Factors.”

Flexibility. The beneficial owners of Regional Bank HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Regional Bank HOLDRS, and can cancel their Regional Bank HOLDRS to receive each of the underlying securities represented by the Regional Bank HOLDRS.

Transaction costs.  The expenses associated with buying and selling Regional Bank HOLDRS are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets
The trust holds shares of common stock issued by specified companies that, when initially selected, were involved in the regional banking industry.  Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the underlying securities will not change and the securities of a new company will not be added to the securities underlying the Regional Bank HOLDRS.  Reconstitution events are described in this prospectus under the heading “Description of the Depositary Trust Agreement—Distributions” and “—Reconstitution events.”

The trust’s assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Regional Bank HOLDRS
The trust has issued, and may continue to issue Regional Bank HOLDRS that represent an undivided beneficial ownership interest in the shares of common stock that are held by the trust on your behalf.  The Regional Bank HOLDRS themselves are separate from the underlying securities that are represented by the Regional Bank HOLDRS.

The following table provides the:

•	names of the issuers of the underlying securities currently represented by a Regional Bank HOLDR;

•	stock ticker symbols;

•	share amounts currently represented by a round-lot of 100 Regional Bank HOLDRS; and

•	principal U.S. market on which the underlying securities of the selected companies are traded.

Name of Company	Ticker	Share Amounts	Primary Trading Market
Bank of America Corporation	BAC	27.7650	NYSE
The Bank of New York Mellon Corporation	BK	14.0000	NYSE
BB&T Corporation	BBT	10.0000	NYSE
Comerica Incorporated	CMA	5.0000	NYSE
Fifth Third Bancorp	FITB	13.5000	NASDAQ GS
JPMorgan Chase & Co	JPM	43.5600	NYSE
KeyCorp	KEY	13.0000	NYSE
Marshall & Ilsley Corporation	MI	6.0000	NYSE
Northern Trust Corporation	NTRS	7.0000	NASDAQ GS
Piper Jaffray Companies	PJC	0.5683	NYSE
PNC Financial Services Group, Inc.	PNC	9.7056	NYSE
Regions Financial Corporation	RF	9.5688	NYSE
State Street Corporation	STT	10.0000	NYSE
SunTrust Banks, Inc.	STI	9.0000	NYSE
Synovus Financial Corp.	SNV	8.0000	NYSE
U.S. Bancorp	USB	56.8300	NYSE
Wells Fargo & Company	WFC	56.1631	NYSE

The companies whose common stock were initially included in the Regional Bank HOLDRS, at the time the Regional Bank HOLDRS were originally issued on June 22, 2000, generally were considered to be among the largest and most liquid regional banks with U.S. traded common stock, as measured by market capitalization and trading volume on May 2, 2000.  The market capitalization of a company was determined by multiplying the market price of its common stock by the number of its outstanding securities.

The trust will only issue and cancel, and you may only obtain, hold, trade or surrender, Regional Bank HOLDRS in a round-lot of 100 Regional Bank HOLDRS and round-lot multiples. The trust will only issue Regional Bank HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Regional Bank HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Regional Bank HOLDRS, the trust may require a minimum of more than one round-lot of 100 Regional Bank

HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Regional Bank HOLDRS.

The number of outstanding Regional Bank HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Regional Bank HOLDRS on a continuous basis when an investor deposits the required shares of common stock with the trustee.

Purchases	You may acquire Regional Bank HOLDRS in two ways:

•	through an in-kind deposit of the required number of shares of common stock of the underlying issuers with the trustee; or

•	through a cash purchase in the secondary trading market.

Issuance and cancellation fees
If you wish to create Regional Bank HOLDRS by delivering to the trust the requisite shares of common stock represented by a round-lot of 100 Regional Bank HOLDRS, The Bank of New York Mellon, as trustee, will charge you an issuance fee of up to $10.00 for each round-lot of 100 Regional Bank HOLDRS.  If you wish to cancel your Regional Bank HOLDRS and withdraw your underlying securities, The Bank of New York Mellon, as trustee, will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Regional Bank HOLDRS.

Commissions
If you choose to deposit underlying securities in order to receive Regional Bank HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker, in addition to the issuance fee, charged by the trustee that is described above.

Custody fees
The Bank of New York Mellon, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Regional Bank HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust.  With respect to the aggregate custody fee payable in any calendar year for each Regional Bank HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Regional Bank HOLDRS
You have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of Regional Bank HOLDRS to the trustee, during the trustee’s business hours, and paying the cancellation fees, taxes and other charges.  You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation.  The trustee will not deliver fractional shares of underlying securities.  To the extent that any cancellation of Regional Bank HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of the fractional share.  Except with respect to the right to vote for dissolution of the trust, the Regional Bank HOLDRS themselves will not have voting rights.

Rights relating to the underlying securities
Regional Bank HOLDRS represents your beneficial ownership of the underlying securities.  Owners of Regional Bank HOLDRS have the same rights and privileges as if they owned the underlying securities beneficially in “street name” outside of Regional Bank HOLDRS.  These include the right to instruct the trustee to vote the underlying securities, to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Regional Bank HOLDRS and the right to surrender Regional Bank HOLDRS to receive the underlying securities.  Regional Bank HOLDRS does not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Regional Bank HOLDRS.

However, due to the nature of Regional Bank HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Regional Bank HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

A holder of Regional Bank HOLDRS is not a registered owner of the underlying securities.  In order to become a registered owner, a holder of Regional Bank HOLDRS would need to surrender their Regional Bank HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

You retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities.  As such, you will receive such reports and communications from the broker through which you hold your Regional Bank HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Regional Bank HOLDRS in “street name” through a brokerage account.  The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

The depositary trust agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities.  However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or the distributed securities have a Standard & Poor’s GICS sector classification that is different from the GICS sector classifications represented by the companies included in the Regional Bank HOLDRS at the time of the distribution.  In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit or may lapse.

There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you. In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee. If any tax or other governmental charge becomes due with respect to Regional Bank HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

If you wish to participate in a tender offer for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your Regional Bank HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your Regional Bank HOLDRS, including those underlying securities not subject to a tender offer or repurchase offer.  For specific information about obtaining your underlying securities, you should read the discussion under the caption “Description of the Depositary Trust Agreement—Withdrawal of underlying securities.”

Ownership rights in fractional shares in the underlying securities
As a result of distributions of securities by companies included in the Regional Bank HOLDRS or other corporate events, such as mergers, a Regional Bank HOLDR may represent an interest in a fractional share of an underlying security.  You are entitled to receive distributions proportionate to your fractional shares.

In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares. The trustee will aggregate the votes of all of the share fractions represented by Regional Bank HOLDRS and will vote the largest possible number of whole shares. If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes. For example, if 100,001 round-lots of 100 Regional Bank HOLDRS are outstanding and each round-lot of 100 Regional Bank HOLDRS represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Regional Bank HOLDRS. If holders of 50,000 round-lots of 100 Regional Bank HOLDRS vote their underlying securities “yes” and holders of 50,001 round-lots of 100 Regional Bank HOLDRS vote their underlying securities “no,” there will be 87,500 affirmative votes and 87,501.75 negative votes. The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution events	The depositary trust agreement provides for the automatic distribution of underlying securities from the Regional Bank HOLDRS to you in the following four circumstances:

A.	If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Exchange Act, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Regional Bank HOLDRS.

B.	If the Securities and Exchange Commission (the “SEC”) finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Regional Bank HOLDRS.

C.	If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event,

the trustee will distribute the consideration received from the acquiring company to the beneficial owners of Regional Bank HOLDRS; provided that any securities received as consideration will be distributed only if the distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Regional Bank HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange. In any other case, the additional securities received will be deposited into the trust.

D.	If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange and are not listed for trading on another U.S. national securities exchange within five business days from the date the securities are delisted.

To the extent a distribution of underlying securities from the Regional Bank HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

In addition, securities of a new company will be added to the Regional Bank HOLDRS, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities have a Standard & Poor’s GICS sector classification that is different from the GICS sector classification from any other security then included in the Regional Bank HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange.
It is anticipated that, as a result of the broadly defined Standard & Poor’s GICS sectors, most distributions or exchanges of securities will result in the inclusion of new securities in the Regional Bank HOLDRS.  The trustee will review the Standard & Poor’s GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Regional Bank HOLDRS will be included in the Regional Bank HOLDRS or distributed to you.

Standard & Poor’s sector classifications
Standard & Poor’s Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, referred to herein as “GICS,” which classifies the securities of public companies into various sector classifications based on upon GICS sectors, which are derived from its own criteria.  The GICS classification standards were exclusively effective as of January 2, 2002.  There are 10 Standard & Poor’s GICS sector classifications and each class of publicly traded securities of a company is given only one GICS sector classification.  The securities included in the Regional Bank HOLDRS are currently represented in the Financials GICS sector.  The Standard & Poor’s GICS sector classifications of the securities included in the Regional Bank HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.

Termination events	A.	The Regional Bank HOLDRS are delisted from the NYSE Arca and are not listed for trading on another U.S. national securities exchange within five business days from the date the Regional Bank HOLDRS are delisted.

B.	The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

C.	Beneficial owners of at least 75% of outstanding Regional Bank HOLDRS vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities as promptly as practicable after the termination event.

Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Regional Bank HOLDRS surrendered, along with any taxes or other governmental charges, if any.

U.S. federal income tax consequences
The U.S. federal income tax laws will treat a U.S. holder of Regional Bank HOLDRS as directly owning the underlying securities.  The Regional Bank HOLDRS themselves will not result in any U.S. federal income tax consequences separate from the tax consequences associated with ownership of the underlying securities.  See “U.S. Federal Income Tax Consequences.”

Listing	The Regional Bank HOLDRS are listed for listing on the NYSE Arca under the symbol “RKH.”

Trading	Investors are only able to acquire, hold, transfer and surrender a round-lot of 100 Regional Bank HOLDRS. Bid and ask prices, however, are quoted per single Regional Bank HOLDR.

Clearance and settlement
Regional Bank HOLDRS have been issued only in book-entry form.  Regional Bank HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The Depository Trust Company, referred to as DTC.  Transfers within DTC will be in accordance with DTC’s usual rules and operating procedures.  For further information see “Description of Regional Bank HOLDRS.”

THE TRUST

General.  This discussion highlights information about the Regional Bank HOLDRS Trust.  You should read this information, information about the depositary trust agreement, the depositary trust agreement and the amendment to the depositary trust agreement, in addition to other information included in this prospectus and the publicly available information about the issuers of the underlying securities, before you purchase Regional Bank HOLDRS.  The material terms of the depositary trust agreement are described in this prospectus under the heading “Description of the Depositary Trust Agreement.”

The Regional Bank HOLDRS Trust.  The trust was formed pursuant to the depositary trust agreement, dated as of May 18, 2000, as amended and restated on June 21, 2000.  The depositary trust agreement was amended on November 22, 2000.  The Bank of New York Mellon is the trustee.  The Regional Bank HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

The Regional Bank HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Regional Bank HOLDRS.  The trustee will perform only administrative and ministerial acts.  The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee.  The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

DESCRIPTION OF REGIONAL BANK HOLDRS

The trust has issued Regional Bank HOLDRS under the depositary trust agreement described in this prospectus under the heading “Description of the Depositary Trust Agreement.”  The trust may issue additional Regional Bank HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

You may only acquire, hold, trade and surrender Regional Bank HOLDRS in a round-lot of 100 Regional Bank HOLDRS and round-lot multiples.  The trust will only issue Regional Bank HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Regional Bank HOLDRS.  In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Regional Bank HOLDRS, the trust may require a minimum of more than one round-lot of 100 Regional Bank HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Regional Bank HOLDRS.

Regional Bank HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities.  The companies selected as part of this receipt program are listed above in the section entitled “Highlights of Regional Bank HOLDRS—The Regional Bank HOLDRS.”

Beneficial owners of Regional Bank HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in “street name” outside of the trust.  These include the right of investors to instruct the trustee to vote the underlying common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Regional Bank HOLDRS to receive the underlying securities.  See “Description of the Depositary Trust Agreement.”  Regional Bank HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Exchange Act.

The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt.  Regional Bank HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities.  If, in such case, an owner of Regional Bank HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Regional Bank HOLDRS.  Such cancellation will require payment of fees and expenses as described in “Description of the Depositary Trust Agreement—Withdrawal of underlying securities.”

Regional Bank HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC.  Regional Bank HOLDRS are available only in book-entry form.  Owners of Regional Bank HOLDRS may hold their Regional Bank HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

DESCRIPTION OF THE UNDERLYING SECURITIES

Selection criteria.  The underlying securities initially included in the Regional Bank HOLDRS were the shares of common stock of a group of specified companies that, at the time of initial selection, were involved in various aspects of the regional banking industry and whose common stock was registered under section 12 of the Exchange Act.  The issuers of the underlying securities were, at the time of initial selection, among the largest capitalized and most liquid companies involved in the regional banking industry as measured by market capitalization and trading volume.  As a result of a reconstitution event, a distribution of securities by an underlying issuer or other event, the companies whose common stock is included in the Regional Bank HOLDRS may no longer meet the initial selection criteria and may no longer consist exclusively of securities issued by companies involved in the regional banking industry.

Underlying securities.  For a list of the underlying securities represented by Regional Bank HOLDRS, please refer to “Highlights of Regional Bank HOLDRS—The Regional Bank HOLDRS.”  The underlying securities may change as a result of a reconstitution event, a distribution of securities by an underlying issuer or other event.

No investigation.  The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies including the public filings by the companies.  Accordingly, before you acquire Regional Bank HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities.  See “Risk Factors” and “Where You Can Find More Information.”  Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, the selling group or any of their respective affiliates.

General background and historical information.  For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer’s securities see “Annex A.”

The following table and graph set forth the composite performance of all of the underlying securities currently represented by a single Regional Bank HOLDR measured at the close of the business day as of the end of each month from January 30, 1998 to March 31, 2010.  The performance table and graph data are adjusted for any splits that may have occurred over the measurement period.  Past performance of the underlying securities are not necessarily indicative of future values.

1998	Closing Price	1999	Closing Price	2000	Closing Price	2001	Closing Price
January 30	84.82	January 29	103.61	January 31	96.54	January 31	114.19
February 27	93.21	February 26	103.82	February 29	83.95	February 28	106.67
March 31	98.16	March 31	104.88	March 31	99.05	March 30	104.38
April 30	99.80	April 30	111.54	April 28	93.65	April 30	103.91
May 29	96.91	May 28	103.92	May 31	101.73	May 31	108.01
June 30	100.46	June 30	109.96	June 30	89.90	June 29	105.08
July 31	100.94	July 30	101.34	July 31	93.61	July 31	106.93
August 31	77.12	August 31	101.51	August 31	104.96	August 31	102.01
September 30	80.84	September 30	96.19	September 29	104.93	September 28	95.27
October 30	92.10	October 29	111.52	October 31	102.17	October 31	88.68
November 30	95.84	November 30	102.99	November 30	97.57	November 30	95.62
December 31	105.59	December 31	95.22	December 29	110.37	December 31	97.72

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price
January 31	97.84	January 31	84.70	January 30	110.13	January 31	110.81
February 28	95.46	February 28	82.71	February 27	111.78	February 28	109.21
March 29	104.17	March 31	79.17	March 31	109.39	March 31	106.64
April 30	103.77	April 30	88.23	April 30	104.11	April 29	107.63
May 31	103.93	May 30	94.23	May 28	107.69	May 31	109.57
June 28	100.05	June 30	96.55	June 30	107.03	June 30	109.30
July 31	92.12	July 31	98.97	July 30	105.64	July 29	110.82
August 30	95.35	August 29	97.85	August 31	110.22	August 31	108.07
September 30	83.47	September 30	97.30	September 30	109.46	September 30	105.74
October 31	86.81	October 31	105.06	October 29	110.74	October 31	111.19
November 29	88.92	November 28	105.64	November 30	112.74	November 30	114.63
December 31	85.86	December 31	109.91	December 31	115.62	December 30	114.07

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price
January 31	113.99	January 31	133.88	January 31	122.03	January 30	51.44
February 28	118.18	February 28	131.68	February 29	108.73	February 27	43.80
March 31	117.81	March 30	129.83	March 31	108.69	March 31	50.07
April 28	125.16	April 30	133.08	April 30	113.34	April 30	60.35
May 31	120.09	May 31	134.11	May 30	106.51	May 29	68.78
June 30	119.18	June 29	129.00	June 30	85.25	June 30	66.22
July 31	125.70	July 31	120.82	July 31	99.73	July 31	71.48
August 31	125.02	August 31	124.63	August 29	99.37	August 31	79.89
September 29	128.49	September 28	125.03	September 30	109.99	September 30	80.24
October 31	129.58	October 31	125.23	October 31	94.96	October 30	75.72
November 30	128.04	November 30	122.40	November 28	78.91	November 30	78.70
December 29	133.13	December 31	114.41	December 31	75.81	December 31	76.51

2010	Closing Price
January 29	79.51
February 26	80.60
March 31	87.25

DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

General.  The depositary trust agreement, dated as of May 18, 2000, as amended and restated on June 21, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York Mellon, as trustee, other depositors and the owners of the Regional Bank HOLDRS, provides that Regional Bank HOLDRS will represent an owner’s undivided beneficial ownership interest in the common stock of the underlying companies.  The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, as described below.

The trustee.  The Bank of New York Mellon serves as trustee for Regional Bank HOLDRS.  On July 1, 2007, the Bank of New York Company, Inc. and Mellon Financial Corporation merged into The Bank of New York Mellon Corporation or The Bank of New York Mellon.  The Bank of New York Mellon, a New York state-chartered banking organization, is a provider of financial services for institutions, corporations and high net-worth individuals, providing asset and wealth management, asset servicing, issuer services, clearing and execution services and treasury services.

Issuance, transfer and surrender of Regional Bank HOLDRS.  You may create and cancel Regional Bank HOLDRS only in round-lots of 100 Regional Bank HOLDRS.  You may create Regional Bank HOLDRS by delivering to the trustee the requisite underlying securities.  The trust will only issue Regional Bank HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Regional Bank HOLDRS.  In the event that a fractional share comes to be represented by a round-lot of Regional Bank HOLDRS, the trust may require a minimum of more than one round-lot of 100 Regional Bank HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Regional Bank HOLDRS.  Similarly, you must surrender Regional Bank HOLDRS in integral multiples of 100 Regional Bank HOLDRS to withdraw deposited shares from the trust.  The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Regional Bank HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares.  You may request withdrawal of your deposited shares during the trustee’s normal business hours.  The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

Voting rights.  You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

Under the depositary trust agreement, any beneficial owner of Regional Bank HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, owning Regional Bank HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

Distributions.  You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities.  The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution.  Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly.  Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Regional Bank HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or such securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities in the Regional Bank HOLDRS at the time of the distribution of such securities.  In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933, as amended (the “Securities Act”).  Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee.  In all other cases, the rights will lapse.

You will be obligated to pay any tax or other charge that may become due with respect to Regional Bank HOLDRS.  The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you.  In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Regional Bank HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities.  With respect to the aggregate custody fee payable in any calendar year for each Regional Bank HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Record dates.  With respect to dividend payments and voting instructions, the trustee expects to fix the trust’s record dates as close as possible to the record date fixed by the issuer of the underlying securities.

Shareholder communications.  The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

Withdrawal of underlying securities.  You may surrender your Regional Bank HOLDRS and receive underlying securities during the trustee’s normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any.  You should receive your underlying securities no later than the business day after the trustee receives your request.  If you surrender Regional Bank HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Regional Bank HOLDRS.

Further issuances of Regional Bank HOLDRS.  The depositary trust agreement provides for further issuances of Regional Bank HOLDRS on a continuous basis without your consent.

Reconstitution events.  The depositary trust agreement provides for the automatic distribution of underlying securities from Regional Bank HOLDRS to you in the following four circumstances:

A.
If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Exchange Act, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Regional Bank HOLDRS.

B.
If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Regional Bank HOLDRS.

C.
If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Regional Bank HOLDRS; provided that any securities received as consideration will be distributed only if the distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Regional Bank HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange. In any other case, the additional securities received as consideration will be deposited into the trust.

D.
If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange and are not listed for trading on another U.S. national securities exchange  within five business days from the date such securities are delisted.

To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

As provided in the depositary trust agreement, securities of a new company will be added to the Regional Bank HOLDRS, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, such as a merger, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Regional Bank HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange.

It is anticipated that, as a result of the broadly defined Standard & Poor’s GICS sectors, most distributions or exchanges of securities will result in the inclusion of new securities in the Regional Bank HOLDRS.  The trustee will review the Standard & Poor’s GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities will be included in the Regional Bank HOLDRS or distributed from the Regional Bank HOLDRS to you.

Standard & Poor’s sector classifications.  Standard & Poor’s Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria.  There are 10 Standard & Poor’s GICS sector classifications and each class of publicly traded securities of a company is given only one GICS sector classification.  The securities included in the Regional Bank HOLDRS are currently represented in the Financials GICS sector.  The Standard & Poor’s GICS sector classifications of the securities included in the Regional Bank HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.

Termination of the trust.  The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign.  Upon termination, the beneficial owners of Regional Bank HOLDRS will surrender their Regional Bank HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities.  The trust also will terminate if Regional Bank HOLDRS are delisted from the NYSE Arca and are not listed for trading on another U.S. national securities exchange within five business days from the date the Regional Bank HOLDRS are delisted.  Finally, the trust will terminate if 75% of the owners of outstanding Regional Bank HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

Amendment of the depositary trust agreement.  The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Regional Bank HOLDRS.  Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Regional Bank HOLDRS.  Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Regional Bank HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Regional Bank HOLDRS.

Issuance and cancellation fees.  If you wish to create Regional Bank HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Regional Bank HOLDRS.  If you wish to cancel your Regional Bank HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Regional Bank HOLDRS issued.  The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

Commissions.  If you choose to create Regional Bank HOLDRS you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

Custody fees.  The Bank of New York Mellon, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Regional Bank HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee.  With respect to the aggregate custody fee payable in any calendar year for each Regional Bank HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.  The trustee cannot recapture unpaid custody fees from prior years.

Address of the trustee.  The Bank of New York Mellon, ADR Division, 101 Barclay Street, New York, New York 10286.

Governing law.  The depositary trust agreement and the Regional Bank HOLDRS are governed by the laws of the State of New York.  The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

Duties and immunities of the trustee.  The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Regional Bank HOLDRS.

The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement.  Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Regional Bank HOLDRS for receipt holders.  A “U.S. receipt holder” is a receipt holder that is:

•	an individual who is a citizen or resident of the United States;

•
a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “non-U.S. receipt holder” is a receipt holder that is an individual, a corporation, an estate or a trust that is neither a U.S. receipt holder nor a partnership (or entity treated as a partnership) for U.S. federal income tax purposes.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Regional Bank HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership.  Partnerships acquiring Regional Bank HOLDRS, and partners in such partnerships, should consult their tax advisors.

This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis.  The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, U.S. receipt holders that directly or indirectly own 10% or more of the voting stock of an issuer of the underlying securities, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Regional Bank HOLDRS as part of a conversion transaction, straddle, hedging or other integrated transaction, certain former citizens and residents of the United States and persons subject to U.S. estate, gift or alternative minimum tax.  In addition, this discussion generally is limited to investors who will hold the Regional Bank HOLDRS as “capital assets” (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).  Moreover, this discussion does not address Regional Bank HOLDRS held by a partnership or other flow through entity for U.S. federal income tax purposes.  We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Taxation of the trust

The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Regional Bank HOLDRS

A U.S. receipt holder purchasing and owning Regional Bank HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Regional Bank HOLDRS.  Consequently, if there is a taxable cash distribution on an underlying security, a U.S. receipt holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the U.S. receipt holder receives the cash distribution from the trustee.

Qualified dividend income received in respect of Regional Bank HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates, which are currently scheduled to expire on December 31, 2010.  Qualified dividend income includes dividends received from domestic corporations and “qualified foreign corporations,” as such term is defined below under “Special considerations with respect to underlying securities of foreign issuers.”  In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder’s holding period with respect to an underlying security may be tolled for any period in which such U.S.

receipt holder has diminished its risk of loss in respect of such security by, for example, entering into a hedging transaction.  Special rules apply to a U.S. receipt holder who leverages its investment in Regional Bank HOLDRS.  U.S. receipt holders that are corporations may be eligible for a dividends-received deduction in respect of dividends received from domestic corporations.

A U.S. receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Regional Bank HOLDRS among the underlying securities based on their relative fair market values at the time of purchase.  Similarly, when a U.S. receipt holder sells Regional Bank HOLDRS, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale.  A U.S. receipt holder’s gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security.  With respect to purchases of Regional Bank HOLDRS for cash in the secondary market, a U.S. receipt holder’s aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Regional Bank HOLDRS.  Similarly, with respect to sales of Regional Bank HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Regional Bank HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

The distribution of any securities by the trust upon the surrender of Regional Bank HOLDRS, the occurrence of a reconstitution event or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares.  Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares.  The U.S. receipt holder’s aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares.  The U.S. receipt holder’s holding period with respect to the distributed securities will include the period that the U.S. receipt holder held the securities through the trust.

Brokerage fees and custodian fees

The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities.  Accordingly, a U.S. receipt holder includes this fee in its tax basis in the underlying securities.  A U.S. receipt holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security.  Similarly, the brokerage fee incurred in selling Regional Bank HOLDRS will reduce the amount realized with respect to the underlying securities.

A U.S. receipt holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid.  These custodian fees will be treated as an expense incurred in connection with a U.S. receipt holder’s investment in the underlying securities and may be deductible.  If a U.S. receipt holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution generally will not be eligible for the dividends-received deduction provided to corporations.

Dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a “qualified foreign corporation” will be eligible for U.S. federal income taxation at the preferential rates for dividends mentioned above.  A qualified foreign corporation includes:

•
a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program;

•	a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States; and

•	a corporation that is incorporated in a possession of the United States;

but will not include a passive foreign investment company (a “PFIC”).

If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value of the dividend (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars.  In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

Subject to certain conditions and limitations, any foreign income tax withheld on dividends may be deducted from taxable income (provided the U.S. receipt holder does not elect to claim a credit for any foreign income taxes paid or accrued during that taxable year) or credited against a U.S. receipt holder’s U.S. federal income tax liability.  The limitation on foreign income taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income.  For this purpose, dividends distributed by a foreign issuer generally will constitute “passive category income.”  For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign-source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States.  Accordingly, if any foreign income taxes are withheld upon the sale of an underlying security of a foreign issuer, the availability of foreign tax credits with respect to such taxes may be limited unless the U.S. receipt holder has other foreign-source income.  The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax.  Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes.  With respect to these issuers, U.S. receipt holders of Regional Bank HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes.  In some cases, however, the U.S. receipt holders of Regional Bank HOLDRS may have to apply independently to a foreign tax authority for a refund of withheld taxes.

Furthermore, special U.S. federal income tax rules apply to U.S. persons owning shares of a PFIC.  The initial depositor and the trustee do not undertake to review, periodically or otherwise, or make inquiries regarding the PFIC status of the underlying issuers or to notify the U.S. receipt holders of such status, and no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner that affects the PFIC determination.  A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

•	at least 75% of its gross income is “passive income,” or

•	on average at least 50% of the gross value of its assets is attributable to assets that produce “passive income” or are held for the production of passive income.

Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents and gains from commodities and securities transactions.

If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Regional Bank HOLDRS or of the underlying securities or upon the receipt of “excess distributions.”  To avoid the interest charge provisions described in the preceding sentence, a U.S. receipt holder may be able to make one of certain elections (to the extent available under specific rules and, if applicable, the underlying issuer provides certain requisite information) including an election to be taxed currently on its pro rata portion of the corporation’s income.  If such an election were made, a U.S. receipt holder would be required to include its pro rata share of the corporation’s income whether or not the income was distributed in the form of dividends or otherwise.

We recommend that U.S. receipt holders consult their independent tax advisors regarding the application of the PFIC rules to their purchase, ownership and disposition of the Regional Bank HOLDRS, including the advisability and feasibility of making any elections thereunder.

U.S. receipt holders also generally would be required to file Internal Revenue Service (“IRS”) Form 8621 in any year in which at least one of the underlying issuers is classified as a PFIC.

Non-U.S. receipt holders

A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers.  A non-U.S. receipt holder who wishes to claim a reduction in withholding under the benefit of an applicable tax treaty must comply with certification requirements.  However, if that income is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder, then those dividends will be exempt from withholding tax, provided the non-U.S. receipt holder complies with applicable certification requirements.

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder.

With respect to dividends of  U.S. and any foreign issuers, a non-U.S. receipt holder’s dividends that are effectively connected with a U.S. trade or business or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment generally will be subject to U.S. federal income taxation on a net income basis at the same graduated rates applicable to U.S. persons.  In addition to this graduated tax, effectively connected dividends or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty.  Under some circumstances, a corporate non-U.S. receipt holder whose dividends are effectively connected or attributable to a U.S. permanent establishment may be entitled to a dividends-received deduction equal to 70% or 80% of the amount of the dividend.

A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Regional Bank HOLDRS or of the underlying securities unless:

•
in the case of any gain realized by an individual non-U.S. receipt holder, the non-U.S. receipt holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met;

•
that gain is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder; or

•
the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be “regularly traded on an established securities market” or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than five percent of the common stock of such issuer.  It is expected that the underlying securities are currently “regularly traded on an established securities market” although no assurances can be made that the securities will continue to be so traded.

A non-U.S. receipt holder described in the first bullet point above will be subject to U.S. federal income tax with respect to such gain at a rate of 30% (or lower applicable treaty rate), which gain may be offset by certain losses.  A non-U.S. receipt holder described in the second or third bullet points above will be subject to U.S. federal income tax with respect to such gain on a net income basis at the applicable graduated individual or corporate rates (and, in the case of a corporate non-U.S. receipt holder, may also be subject to a 30% branch profits tax, subject to reduction by an applicable income tax treaty).

Backup withholding and information reporting

Information returns will be filed with the IRS in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the Regional Bank HOLDRS (or the underlying securities).  If you are a U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you are an exempt holder (such as a corporation or tax exempt entity) or provide your taxpayer identification number to the paying agent and comply with certain certification procedures.  If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements.  However, payments of dividends to non-U.S. receipt holders will be reported to the IRS even if such payments are not otherwise subject to the information reporting requirements.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS on a timely basis.

The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder’s or an issuer’s particular facts and circumstances.  We recommend that investors consult their own tax advisors.

ERISA CONSIDERATIONS

Any plan fiduciary which proposes to have a plan acquire Regional Bank HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of ERISA and the Internal Revenue Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied.  Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Regional Bank HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

PLAN OF DISTRIBUTION

In accordance with the depositary trust agreement, the trust issued Regional Bank HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Regional Bank HOLDRS.  The trust delivered the initial distribution of Regional Bank HOLDRS against deposit of the underlying securities in New York, New York on approximately January 17, 2001.

Investors who purchase Regional Bank HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account.  We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to some of the issuers of the underlying securities and expects in the future to provide these services, for which they have received and will receive customary fees and commissions.  Merrill Lynch, Pierce, Fenner & Smith Incorporated also may have served as counterparty in other transactions with some of the issuers of the underlying securities.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Regional Bank HOLDRS.  Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions.  Market-making sales will be made at prices related to prevailing market prices at the time of sale.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Regional Bank HOLDRS.  Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

LEGAL MATTERS

Legal matters, including the validity of the Regional Bank HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of Regional Bank HOLDRS, by Shearman & Sterling LLP, New York, New York.  Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Regional Bank HOLDRS.

WHERE YOU CAN FIND MORE INFORMATION

Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Regional Bank HOLDRS.  While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement.  You should consider reviewing the full text of those exhibits.

The registration statement is available over the Internet at the SEC’s Web site at http://www.sec.gov.  You also may read and copy the registration statement at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.  Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act.  The trust will file modified reports pursuant to the Exchange Act.

Since the securities of the issuers of the underlying securities are registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC.

For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC’s public reference facilities or accessed through the SEC’s Web site referenced above.  However, some of the issuers of the underlying securities may be considered foreign issuers.  The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers.  In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR.  Therefore, this information may not be accessible through the SEC’s Web site.  Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Regional Bank HOLDRS.  This prospectus relates only to Regional Bank HOLDRS and does not relate to the other securities of the issuers of the underlying securities.  The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph.  We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Regional Bank HOLDRS.  We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete.  Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Regional Bank HOLDRS have been publicly disclosed.

ANNEX A

This annex forms an integral part of the prospectus.

The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 2005, 2006, 2007, 2008 and 2009, through to March 31, 2010.  The historical prices of the underlying securities should not be taken as an indication of future performance.

BANK OF AMERICA CORPORATION (BAC)

Bank of America Corporation, a financial holding company, provides a range of banking and non-banking financial services and products in the United States and internationally.  Its Global Consumer and Small Business Banking segment offers savings accounts, money market savings accounts, certificate of deposits, individual retirement accounts, and checking accounts; U.S.  Consumer and Business Card, unsecured lending, and international card; consumer real estate products, including mortgage products for home purchase and refinancing, reverse mortgage products, and home equity products; and insurance services.  The company’s Global Corporate and Investment Banking segment provides commercial and corporate bank loans, indirect consumer loans, real estate lending products, and leasing and asset-based lending products for banking clients, middle market commercial clients, multinational corporate clients, public and private developers, homebuilders, and commercial real estate firms; advisory services, financing, and related products for institutional investor clients in support of their investing and trading activities; debt and equity underwriting, merger-related advisory services, and risk management solutions; and treasury management, trade finance, foreign exchange, short-term credit facilities, and short-term investing options for correspondent banks, commercial real estate firms, and governments.  The company’s Global Wealth and Investment Management segment offers investment and brokerage services, estate management, financial planning services, fiduciary management, credit and banking expertise, and diversified asset management products to institutional clients and high-net-worth individuals.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	46.37	January	44.23	January	52.58	January	44.15	January	6.58	January	15.18
February	46.65	February	45.85	February	50.83	February	39.74	February	3.95	February	16.66
March	44.10	March	45.54	March	51.02	March	37.91	March	6.82	March	17.85
April	45.04	April	49.92	April	50.90	April	37.54	April	8.93
May	46.32	May	48.40	May	50.71	May	34.01	May	11.27
June	45.61	June	48.10	June	48.89	June	23.87	June	13.20
July	43.60	July	51.53	July	47.42	July	32.90	July	14.79
August	43.03	August	51.47	August	50.68	August	31.14	August	17.59
September	42.10	September	53.57	September	50.27	September	35.00	September	16.92
October	43.74	October	53.87	October	48.28	October	24.17	October	14.58
November	45.89	November	53.85	November	46.13	November	16.25	November	15.85
December	46.15	December	53.39	December	41.26	December	14.08	December	15.06

THE BANK OF NEW YORK MELLON CORPORATION (BK)

The Bank of New York Mellon Corporation, a financial services company, provides various products and services for institutions and individuals worldwide.  Its Asset Management segment offers a range of equity, fixed income, cash, and alternative/overlay products, as well as distributes investment management products.  Its Wealth Management segment provides investment management, wealth and estate planning, private banking, and finance solutions to high-net-worth individuals, families, family offices and business enterprises, charitable gift programs, and endowments and foundations.  The company’s Asset Servicing segment offers global custody and fund services, securities lending, global liquidity services, outsourcing, government securities clearance, collateral management, and credit-related services to corporate and public retirement funds, and global financial institutions, including banks, broker-dealers, investment managers, insurance companies, and mutual funds.  The Bank of New York Mellon Corporation’s Issuer Services segment serves as a trust or agent, as well as provides related products and services to fixed income and equity issuers, including corporations and shareholders, corporate trust, depositary receipts, employee investment plan services, and shareowner services.  Its Clearing Services segment offers financial institutions and independent registered investment advisors with operational support, trading services, flexible technology, and practice management programs.  The company’s Treasury Services segment includes cash management solutions, trade finance services, international payment services, global markets, capital markets, and liquidity services.  Additionally, it involves in leasing, corporate treasury, business exits, and corporate overhead businesses.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	31.49	January	33.72	January	42.41	January	46.52	January	25.74	January	29.09
February	32.06	February	36.29	February	43.07	February	43.87	February	22.17	February	28.52
March	30.79	March	38.20	March	42.98	March	41.73	March	28.25	March	30.88
April	29.62	April	37.26	April	42.91	April	43.53	April	25.48
May	30.55	May	35.22	May	42.99	May	44.53	May	27.78
June	30.51	June	34.13	June	43.93	June	37.83	June	29.31
July	32.63	July	35.63	July*	42.55	July	35.50	July	27.34
August	32.40	August	35.77	August	40.43	August	34.61	August	29.61
September	31.17	September	37.38	September	44.14	September	32.58	September	28.99
October	33.17	October	36.43	October	48.85	October	32.99	October	26.66
November	34.34	November	37.67	November	47.96	November	30.21	November	26.64
December	33.76	December	41.73	December	48.76	December	28.33	December	27.97

*As a result of the merger of Mellon Financial (NYSE ticker: “MEL”) and The Bank of New York Mellon (NYSE ticker: “BK”), The Bank of New York Mellon Corporation replaced Mellon Financial as an underlying security of the Regional Bank HOLDRS Trust.  The closing prices prior to July 2, 2007 reflect those of Mellon Financial.

BB&T CORPORATION (BBT)

BB&T Corporation operates as the holding company for Branch Banking and Trust Company that provides banking and trust services for small and mid-size businesses, public agencies, local governments, and individuals in the United States.  It accepts various deposit products, including noninterest-bearing checking accounts, interest-bearing checking accounts, savings accounts, money rate savings accounts, investor deposit accounts, certificates of deposit, and individual retirement accounts.  The company’s loan portfolio includes commercial, financial, and agricultural loans; real estate construction and land development, and mortgage loans; and consumer loans.  BB&T Corporation, through its other subsidiaries, offers small business lending, commercial middle market lending, real estate lending, retail lending, home equity lending, sales finance, home mortgage lending, commercial mortgage lending, equipment finance, asset management, retail and wholesale agency insurance, institutional trust services, wealth management/private banking, investment brokerage services, capital markets services, commercial finance, consumer finance, international banking services, payment solutions, treasury services, venture capital, bankcard and merchant services, insurance premium finance, supply chain management, and payroll processing.
2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	39.47	January	39.04	January	42.26	January	36.22	January	19.79	January	27.87
February	39.15	February	39.53	February	42.45	February	31.13	February	16.13	February	28.53
March	39.08	March	39.20	March	41.02	March	32.06	March	16.92	March	32.39
April	39.21	April	42.94	April	41.62	April	34.29	April	23.34
May	39.94	May	41.57	May	42.11	May	31.47	May	22.42
June	39.97	June	41.59	June	40.68	June	22.77	June	21.98
July	41.82	July	41.99	July	37.42	July	28.02	July	22.88
August	40.57	August	42.80	August	39.73	August	30.00	August	27.94
September	39.05	September	43.78	September	40.39	September	37.80	September	27.24
October	42.34	October	43.52	October	36.97	October	35.85	October	23.91
November	42.55	November	43.01	November	36.08	November	29.97	November	24.90
December	41.91	December	43.93	December	30.67	December	27.46	December	25.37

COMERICA INCORPORATED (CMA)

Comerica Incorporated, through its subsidiaries, provides financial products and services in the United States.  The company’s Business Bank segment comprises middle market, commercial real estate, national dealer services, international finance, global corporate, leasing, financial services, and technology and life sciences businesses.  This segment offers commercial loans and lines of credit, deposits, cash management, capital market products, international trade finance, letters of credit, foreign exchange management services, and loan syndication services to medium-size businesses, multinational corporations, and governmental entities.  Its Retail Bank segment offers small business banking and personal financial services, including consumer lending, consumer deposit gathering, and mortgage loan origination.  This segment also provides consumer products, including deposit accounts, installment loans, credit cards, student loans, home equity loans and lines of credit, and residential mortgage loans to small business customers.  The company’s Wealth and Institutional Management segment offers products and services, consisting of fiduciary services, private banking, retirement services, investment management and advisory services, investment banking, and discount securities brokerage services.  This segment also sells annuity products, as well as life, disability, and long-term care insurance products.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	57.86	January	55.47	January	59.30	January	43.56	January	16.66	January	34.51
February	57.08	February	57.32	February	60.39	February	36.24	February	15.01	February	36.08
March	55.08	March	57.97	March	59.12	March	35.08	March	18.31	March	38.04
April	57.26	April	56.87	April	61.91	April	34.73	April	20.98
May	55.88	May	54.75	May	62.83	May	37.18	May	21.68
June	57.80	June	51.99	June	59.47	June	25.63	June	21.15
July	61.10	July	58.55	July	52.66	July	28.72	July	23.84
August	60.49	August	57.25	August	55.78	August	28.09	August	26.67
September	58.90	September	56.92	September	51.28	September	32.79	September	29.67
October	57.78	October	58.19	October	46.68	October	27.59	October	27.75
November	57.67	November	58.25	November	45.78	November	22.55	November	28.47
December	56.76	December	58.68	December	43.53	December	19.85	December	29.57

FIFTH THIRD BANCORP (FITB)

Fifth Third Bancorp operates as a diversified financial services holding company.  The company’s Commercial Banking segment offers banking, cash management, and financial services; traditional lending and depository products and services; other services, including foreign exchange and international trade finance, derivatives and capital markets services, asset-based lending, real estate finance, public finance, commercial leasing, and syndicated finance for business, government, and professional customers.  Its Branch Banking segment provides a range of deposit and loan, and lease products to individuals and corporations.  Its products include checking and savings accounts, home equity loans and lines of credit, and credit cards and loans for automobile and personal financing needs.  The company’s Consumer Lending segment involves in mortgage and home equity lending activities, such as origination, retention, and servicing of mortgage and home equity loans; other indirect lending activities, which include loans to consumers through mortgage brokers, automobile dealers, and federal and private student education loans.  Its Investment Advisors segment offers a range of investment alternatives for individuals, companies, and not-for-profit organizations.  This segment also offers investment, trust, asset management, retirement planning, and custody services, as well as retail brokerage services to individual clients and broker dealer services to the institutional marketplace.  Its Fifth Third Processing Solutions segment offers electronic funds transfer, debit, credit, and merchant transaction processing services; and data processing services.
2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	46.47	January	37.57	January	39.90	January	27.10	January	2.39	January	12.44
February	44.77	February	38.65	February	40.28	February	22.90	February	2.11	February	12.21
March	42.98	March	39.36	March	38.69	March	20.92	March	2.92	March	13.56
April	43.50	April	40.42	April	40.59	April	21.43	April	4.10
May	42.67	May	38.00	May	42.36	May	18.70	May	6.90
June	41.17	June	36.95	June	39.77	June	10.18	June	7.10
July	43.10	July	38.14	July	36.89	July	13.97	July	9.50
August	41.41	August	39.34	August	35.69	August	15.78	August	10.94
September	36.75	September	38.08	September	33.88	September	11.90	September	10.13
October	40.12	October	39.85	October	31.28	October	10.85	October	8.94
November	40.27	November	39.43	November	29.91	November	9.56	November	10.08
December	37.72	December	40.93	December	25.13	December	8.26	December	9.75

JPMORGAN CHASE & CO. (JPM)

JPMorgan Chase & Co., a financial holding company, provides a range of financial services worldwide.  It operates in six segments: Investment Bank, Commercial Banking, Treasury & Securities Services, Asset Management, Retail Financial Services, and Card Services.  Investment Bank segment provides investment banking products and services, including advising on corporate strategy and structure, capital raising in equity and debt markets, risk management, market-making in cash securities and derivative instruments, and prime brokerage and research.  It serves corporations, financial institutions, governments, and institutional investors.  Retail Financial Services segment offers regional banking, mortgage banking, and auto finance services that include checking and savings accounts, mortgages, home equity and business loans, and investments through bank branches, ATMs, online banking, and telephone banking.  Card Services segment issues credit cards and processes MasterCard and Visa payments.  Commercial Banking segment provides lending, treasury services, investment banking, and asset management services to corporations, municipalities, financial institutions, and not-for-profit entities.  Treasury and Securities Services segment offers transaction, investment, and information services.  It also offers cash management, trade, wholesale card, and liquidity products and services to small and mid-sized companies, multinational corporations, financial institutions, and government entities.  Asset Management segment provides investment and wealth management services to institutions, retail investors, and high-net-worth individuals.  It also offers global investment management in equities, fixed income, real estate, hedge funds, private equity, and liquidity, including money market instruments and bank deposits; provides trust and estate, banking, and brokerage services; and retirement services.
2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	37.33	January	39.75	January	50.93	January	47.40	January	25.51	January	38.94
February	36.55	February	41.14	February	49.39	February	40.65	February	22.85	February	41.97
March	34.60	March	41.64	March	48.38	March	42.95	March	26.58	March	44.75
April	35.49	April	45.38	April	52.10	April	47.65	April	33.00
May	35.75	May	42.64	May	51.83	May	43.00	May	36.90
June	35.32	June	42.00	June	48.45	June	34.31	June	34.11
July	35.14	July	45.62	July	44.01	July	40.63	July	38.65
August	33.89	August	45.66	August	44.52	August	38.49	August	43.46
September	33.93	September	46.96	September	45.82	September	46.70	September	43.82
October	36.62	October	47.44	October	47.00	October	41.25	October	41.77
November	38.25	November	46.28	November	45.62	November	31.66	November	42.49
December	39.69	December	48.30	December	43.65	December	31.53	December	41.67

KEYCORP (KEY)

KeyCorp operates as the holding company for KeyBank National Association that provides various retail and commercial banking services to individual, corporate, and institutional clients in the United States.  The company offers various deposit and loan products.  Its deposit product portfolio includes NOW accounts, money market deposit accounts, savings deposits, certificates of deposit, and time deposits.  The company’s loan product line comprises commercial, financial, and agricultural loans; commercial real estate loans, including commercial mortgage and construction loans; residential real estate loans; and consumer loans.  It also offers personal and corporate trust services, personal financial services, access to mutual funds, cash management services, investment banking and capital markets products, international banking services, and investment management services.  In addition, the company provides accident, health, and credit-life insurance services; community development financing; securities underwriting and brokerage; and merchant services.
2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	33.42	January	35.39	January	38.17	January	26.14	January	7.28	January	7.18
February	33.00	February	37.27	February	37.72	February	22.05	February	7.01	February	7.15
March	32.45	March	36.80	March	37.47	March	21.95	March	7.87	March	7.75
April	33.16	April	38.22	April	35.68	April	24.13	April	6.15
May	32.76	May	35.72	May	35.61	May	19.47	May	5.00
June	33.15	June	35.68	June	34.33	June	10.98	June	5.24
July	34.24	July	36.90	July	34.69	July	10.55	July	5.78
August	33.12	August	36.79	August	33.30	August	12.01	August	6.66
September	32.25	September	37.44	September	32.33	September	11.94	September	6.50
October	32.24	October	37.14	October	28.45	October	12.41	October	5.39
November	33.16	November	36.10	November	26.34	November	9.38	November	5.86
December	32.93	December	38.03	December	23.45	December	8.52	December	5.55

MARSHALL & ILSLEY CORPORATION (MI)

Marshall & Ilsley Corporation provides diversified financial services to corporate, institutional, government, and individual customers in the United States.  Its Commercial Banking segment provides various corporate, commercial, and real estate banking products and services, including traditional commercial loans and lines of credit, letters of credit, asset-based lending, equipment financing, mezzanine financing, global trade services, treasury management, and other financial services to middle market, corporate, and public sector customers, as well as secured and unsecured lines of credit, construction loans, and land acquisition and development loans for commercial and residential development.  The company’s Community Banking segment offers consumer and business banking products and services, including mortgages, home equity loan and lines, credit cards, student loans, personal lines of credit and term loans, demand deposit accounts, interest bearing transaction accounts, and time deposits, as well as commercial real estate construction loans, agricultural loans, and secured and unsecured lines and term loans.  Its Wealth Management segment provides asset management, trust, and banking services, as well as offers retirement plan services, Taft-Hartley services, not-for-profit services, north star deferred exchange, and trust operations outsourcing.  The company also provides derivative solutions and investment services, currency conversion and foreign exchange services, and risk management to corporate, business banking, and financial institution clients.
2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	33.93	January	33.24	January	37.30	January	27.90	January	5.71	January	6.91
February	32.09	February	34.87	February	37.71	February	23.20	February	4.58	February	7.08
March	33.09	March	34.54	March	36.71	March	23.20	March	5.63	March	8.05
April	33.80	April	36.24	April	38.06	April	24.98	April	5.78
May	34.49	May	35.94	May	38.04	May	23.24	May	6.58
June	35.23	June	36.25	June	37.75	June	15.33	June	4.80
July	36.40	July	37.23	July	32.66	July	15.20	July	6.04
August	34.69	August	36.96	August	34.64	August	15.40	August	7.12
September	34.49	September	38.19	September	34.69	September	20.15	September	8.07
October	34.05	October	38.00	October	33.84	October	18.03	October	5.32
November	34.07	November	36.29	November	31.47	November	15.45	November	5.75
December	34.11	December	38.13	December	26.48	December	13.64	December	5.45

NORTHERN TRUST CORPORATION (NTRS)

Northern Trust Corporation operates as the holding company for The Northern Trust Company that provides a range of banking and financial services to large and mid-sized corporations and financial institutions in the United States and internationally.  It generates various deposit products, including demand and other noninterest bearing, savings, money market, savings certificates, and time deposit accounts.  The company’s loan portfolio comprises residential real estate, commercial real estate, commercial, and personal loans, as well as lease financing.  It also provides asset servicing, asset management, and related services to corporate and public retirement funds, foundations, endowments, fund managers, insurance companies, and government funds, as well as offers foreign exchange services.  In addition, the company offers personal trust, investment management, custody, and philanthropic services; financial consulting; guardianship and estate administration; qualified retirement plans; and private banking services focusing on high net worth individuals and families, business owners, executives, professionals, retirees, and established privately-held businesses.  Further, it provides brokerage, securities lending, transition management, and related services.
2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2009	Closing Price
January	43.64	January	52.21	January	60.75	January	73.36	January	57.52	January	50.52
February	42.25	February	52.72	February	60.30	February	67.63	February	55.55	February	53.29
March	43.44	March	52.50	March	60.14	March	66.47	March	59.82	March	55.26
April	45.00	April	58.89	April	62.95	April	74.11	April	54.36
May	46.03	May	55.92	May	65.08	May	76.00	May	57.65
June	45.59	June	55.30	June	64.24	June	68.57	June	53.68
July	50.80	July	57.11	July	62.46	July	78.17	July	59.81
August	49.84	August	55.99	August	61.46	August	80.39	August	58.46
September	50.55	September	58.43	September	66.27	September	72.20	September	58.16
October	53.60	October	58.72	October	75.21	October	56.31	October	50.25
November	52.69	November	56.96	November	80.99	November	45.89	November	49.49
December	51.82	December	60.69	December	76.58	December	52.14	December	52.40

PIPER JAFFRAY COMPANIES (PJC)

Piper Jaffray Companies provides investment banking services, institutional sales, trading and research services, and asset management services worldwide.  The company primarily raises capital through equity and debt financings for its middle-market clients operating in various industries, including the alternative energy, business services, consumer, financial institutions, health care, industrial growth, media and telecommunications, and technology.  It also provides financial advisory services relating to mergers and acquisitions; underwrites debt issuances; and offers financial advisory and interest rate risk management services for government and non profit clients.  In addition, the company’s public finance investment banking capabilities focus on state and local governments, healthcare, higher education, housing, hospitality, and commercial real estate industries.  Further, Piper Jaffray Companies offers both equity and fixed income advisory and trade execution services for institutional investors, public and private corporations, public entities, and non-profit clients; has equity sales and trading relationships with institutional investors in the United States, Europe, and Asia; and engages in proprietary trading.  Additionally, it provides asset management services; offers an array of investment products, including traditional, quantitative and hedge equity, master limited partnerships, and fixed income; and invests in private equity and venture capital funds.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	39.58	January	44.83	January	68.94	January	47.40	January	28.71	January	48.58
February	39.55	February	49.68	February	65.23	February	38.73	February	21.99	February	43.29
March	36.59	March	55.00	March	61.94	March	33.96	March	25.79	March	40.30
April	27.65	April	69.90	April	63.81	April	37.26	April	34.67
May	28.27	May	63.29	May	66.90	May	38.00	May	36.07
June	30.43	June	61.21	June	55.73	June	29.33	June	43.67
July	34.41	July	51.19	July	47.92	July	35.50	July	45.86
August	30.49	August	58.58	August	51.36	August	38.01	August	50.68
September	29.86	September	60.62	September	53.60	September	43.25	September	47.72
October	34.35	October	69.15	October	51.40	October	39.45	October	46.39
November	39.74	November	65.07	November	46.32	November	37.89	November	43.35
December	40.40	December	65.15	December	46.32	December	39.76	December	50.61

PNC FINANCIAL SERVICES GROUP, INC. (PNC)

The PNC Financial Services Group, Inc. operates as a diversified financial services company in the United States.  It offers retail banking, corporate and institutional banking, asset management, and global fund processing services.  The retail banking provides deposit, lending, brokerage, trust, investment management, and cash management services to consumer and small business customers.  The corporate and institutional banking offers lending, treasury management, and capital market products and services to mid-sized corporations, government entities, and large corporations.  Its lending products include secured and unsecured loans, letters of credit, and equipment leases; treasury management services comprise cash and investment management, receivables management, disbursement services, funds transfer services, information reporting, and global trade services; and capital markets-related products and services include foreign exchange, derivatives, loan syndications, mergers and acquisitions advisory services to middle-market companies, securities underwriting, and securities sales and trading.  The company also provides commercial loan servicing, real estate advisory, and technology solutions for the commercial real estate finance industry.  It manages assets on behalf of institutional and individual investors worldwide through various equity, fixed income, cash management, and alternative investment accounts and funds, as well as provides investment system outsourcing, risk management, and financial advisory services.  In addition, the company offers processing, technology, and business solutions for the investment industry worldwide.
2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	53.87	January	64.86	January	73.77	January	65.60	January	32.52	January	55.43
February	52.64	February	70.35	February	73.29	February	61.43	February	27.34	February	53.76
March	51.48	March	67.31	March	71.97	March	65.57	March	29.29	March	59.70
April	53.23	April	71.47	April	74.10	April	69.35	April	39.70
May	54.65	May	68.91	May	73.80	May	64.25	May	45.55
June	54.46	June	70.17	June	71.58	June	57.10	June	38.81
July	54.82	July	70.84	July	66.65	July	71.29	July	36.66
August	56.23	August	70.79	August	70.37	August	71.95	August	42.59
September	58.02	September	72.44	September	68.10	September	74.70	September	48.59
October	60.71	October	70.03	October	72.16	October	66.67	October	48.94
November	63.77	November	70.69	November	73.21	November	52.77	November	57.01
December	61.83	December	74.04	December	65.65	December	49.00	December	52.79

REGIONS FINANCIAL CORPORATION (RF)

Regions Financial Corporation operates as the holding company for the Regions Bank that provides a range of commercial, retail, and mortgage banking services in the United States.  It offers various deposit products, including checking accounts, savings accounts, money market accounts, and foreign deposits, as well as time deposits, including certificate of deposits and individual retirement accounts.  The company’s loan portfolio comprises commercial and industrial loans; commercial real estate loans; real estate mortgage loans; residential first mortgage loans; home equity loans and lines of credit; indirect lending; and other consumer loans, such as direct consumer installment loans, overdrafts and other revolving credit, and educational loans.  Regions Financial Corporation, through other subsidiaries, also provides regional brokerage and investment banking products and services, such as securities brokerage, asset management, financial planning, mutual funds, securities underwriting, and sales and trading services, as well as insurance brokerage services for various lines of personal and commercial insurance, including property, casualty, life, health, accident, and credit-related insurance products.  In addition, the company provides domestic and international equipment financing products primarily to commercial clients.
2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	32.00	January	33.18	January	36.26	January	25.17	January	3.46	January	6.35
February	32.26	February	34.78	February	35.82	February	21.20	February	3.42	February	6.75
March	32.40	March	35.17	March	35.37	March	19.75	March	4.26	March	7.85
April	33.49	April	36.51	April	35.09	April	21.92	April	4.49
May	33.68	May	33.85	May	35.67	May	17.82	May	4.19
June	33.88	June	33.12	June	33.10	June	10.91	June	4.04
July	33.64	July	36.29	July	30.07	July	9.48	July	4.42
August	32.72	August	35.99	August	31.30	August	9.27	August	5.86
September	31.12	September	36.79	September	29.48	September	9.60	September	6.21
October	32.55	October	37.95	October	27.12	October	11.09	October	4.84
November	33.69	November*	36.65	November	26.43	November	10.19	November	5.86
December	34.16	December	37.40	December	23.65	December	7.96	December	5.29

*As a result of the merger of AmSouth Bancorporation (NYSE Ticker: “ASO”) and Regions Financial Corporation (NYSE Ticker: “RF”), Regions Financial Corporation replaced AmSouth Bancorporation as an underlying security of the Regional Bank HOLDRS Trust.  The closing prices prior to November 6, 2006 reflect those of Amsouth Bancorporation.

STATE STREET CORPORATION (STT)

State Street Corporation, through its subsidiaries, provides a range of products and services for the institutional investors worldwide.  It operates in two divisions, Investment Servicing and Investment Management.  These divisions provide a range of products and services, which include mutual funds, collective investment funds and other investment pools, corporate and public retirement plans, insurance companies, foundations, endowments and other investment pools, and investment managers.  The Investment Servicing division offers a range of services, including custody, product- and participant-level accounting, daily pricing, and administration; master trust and master custody; recordkeeping; shareholder comprising mutual fund and collective investment fund shareholder accounting; foreign exchange, brokerage, and other trading; securities finance; deposit and short-term investment facilities; loans and lease financing; investment manager and hedge fund manager operations outsourcing; and performance, risk, and compliance analytics.  The Investment Management division provides a range of services for managing financial assets, such as investment research services and investment management, including the passive and active U.S. and the non-U.S. equity and fixed-income strategies; and other related services, such as securities finance.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	44.81	January	60.46	January	71.05	January	82.12	January	23.27	January	42.88
February	43.85	February	62.48	February	65.51	February	78.55	February	25.27	February	44.91
March	43.72	March	60.43	March	64.75	March	79.00	March	30.78	March	45.14
April	46.23	April	65.32	April	68.87	April	72.14	April	34.13
May	48.00	May	62.10	May	68.27	May	72.02	May	46.45
June	48.25	June	58.09	June	68.40	June	63.99	June	47.20
July	49.74	July	60.06	July	67.03	July	71.64	July	50.30
August	48.33	August	61.80	August	61.36	August	67.67	August	52.48
September	48.92	September	62.40	September	68.16	September	56.88	September	52.60
October	55.23	October	64.23	October	79.77	October	43.35	October	41.98
November	57.69	November	62.17	November	79.89	November	42.11	November	41.30
December	55.44	December	67.44	December	81.20	December	39.33	December	43.54

SUNTRUST BANKS, INC. (STI)

SunTrust Banks, Inc. operates as the holding company for SunTrust Bank, which provides various financial services to consumer and corporate customers in the United States.  The company offers various deposit products, including NOW accounts, money market accounts, savings accounts, consumer time, brokered deposits, and foreign deposits; and loans, such as real estate 1-4 family loans, real estate construction loans, real estate commercial loans, and real estate home equity lines.  It provides commercial lending; financial risk management; and treasury and payment solutions, including commercial card services for diversified commercial, commercial real estate, and government/not-for-profit entities.  The company also offers various capital markets services, including strategic advice and capital raising; and traditional lending, leasing, and treasury management services.  In addition, it provides residential mortgage products through its retail, broker, and correspondent channels; wealth management products and professional services; professional investment management and trust services; discount/online and brokerage services; and family office solutions to high net worth individuals and their families.  Further, the company operates as an investment advisor; and offers administration and custody services, endowment and foundation services, and corporate agency services, as well as credit-related insurance, securities brokerage, and capital market services.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	72.02	January	71.45	January	83.10	January	68.85	January	12.26	January	24.33
February	72.44	February	72.37	February	84.31	February	58.13	February	12.03	February	23.81
March	72.07	March	72.76	March	83.04	March	55.14	March	11.74	March	26.79
April	72.83	April	77.33	April	84.42	April	55.75	April	14.44
May	73.61	May	75.71	May	89.29	May	52.21	May	13.17
June	72.24	June	76.26	June	85.74	June	36.22	June	16.45
July	72.72	July	78.87	July	78.30	July	41.06	July	19.50
August	70.28	August	76.40	August	78.75	August	41.89	August	23.37
September	69.45	September	77.28	September	75.67	September	44.99	September	22.55
October	72.48	October	78.99	October	72.60	October	40.14	October	19.11
November	72.74	November	81.65	November	70.11	November	31.73	November	23.63
December	72.76	December	84.45	December	62.49	December	29.54	December	20.29

SYNOVUS FINANCIAL CORP.  (SNV)

Synovus Financial Corp. operates as the bank holding company.  It offers commercial banking services, including commercial, financial, agricultural, and real estate loans, as well as various retail banking services comprising accepting customary types of demand and savings deposits; making individual, consumer, installment, and mortgage loans; safe deposit services; leasing services; automated banking services; automated fund transfers; Internet based banking services; and bank credit card services, including MasterCard and Visa services.  The company also provides professional portfolio management, investment banking, securities brokering, and individual investment advice; and trust, mortgage, insurance agency, financial planning, and asset management services.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	11.86	January	12.10	January	13.96	January	13.18	January	3.96	January	2.76
February	11.88	February	12.40	February	14.16	February	11.53	February	3.48	February	2.85
March	12.18	March	11.85	March	14.14	March	11.06	March	3.25	March	3.29
April	12.26	April	12.24	April	13.80	April	11.84	April	3.23
May	12.71	May	11.51	May	14.46	May	11.49	May	3.27
June	12.54	June	11.71	June	13.43	June	8.73	June	2.99
July	12.93	July	12.36	July	12.23	July	9.51	July	3.51
August	12.58	August	12.72	August	12.08	August	9.20	August	3.70
September	12.12	September	12.84	September	12.27	September	10.35	September	3.75
October	12.01	October	12.85	October	11.53	October	10.33	October	2.22
November	12.31	November	13.13	November	10.88	November	8.32	November	1.95
December	11.81	December	13.48	December	10.53	December	8.30	December	2.05

U.S.  BANCORP (USB)

U.S.  Bancorp operates as the holding company for U.S. Bank National Association that provides various banking and financial services in the United States.  It generates various deposit products, including checking accounts, savings accounts, money market savings, and time certificates of deposit accounts.  The company originates a portfolio of loans comprising commercial loans and lease financing; commercial real estate; residential mortgage; and retail loans, including credit card, retail leasing, home equity and second mortgages, and other retail loans.  It also offers wholesale lending, equipment finance, small-ticket leasing, depository, treasury management, capital markets, foreign exchange, and international trade services to middle market, large corporate, commercial real estate, and public sector clients.  In addition, U.S.  Bancorp provides telebanking, online banking, direct mail, and automated teller machine services.  The company, through other subsidiaries, provides trust, private banking, financial advisory, investment management, retail brokerage services, insurance, and custody and mutual fund services; and payment services, including consumer and business credit cards, stored-value cards, debit cards, corporate and purchasing card services, consumer lines of credit, ATM processing, and merchant processing.  U.S.  Bancorp primarily serves individuals, estates, foundations, business corporations, and charitable organizations.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	30.05	January	29.91	January	35.60	January	33.95	January	14.84	January	25.08
February	29.75	February	30.91	February	35.66	February	32.02	February	14.31	February	24.61
March	28.82	March	30.50	March	34.97	March	32.36	March	14.61	March	25.88
April	27.90	April	31.44	April	34.35	April	33.89	April	18.22
May	29.33	May	30.87	May	34.58	May	33.19	May	19.20
June	29.20	June	30.88	June	32.95	June	27.89	June	17.92
July	30.06	July	32.00	July	29.95	July	30.61	July	20.41
August	29.22	August	32.07	August	32.35	August	31.86	August	22.62
September	28.08	September	33.22	September	32.53	September	36.02	September	21.86
October	29.58	October	33.84	October	33.16	October	29.81	October	23.22
November	30.28	November	33.64	November	33.09	November	26.98	November	24.13
December	29.89	December	36.19	December	31.74	December	25.01	December	22.51

WELLS FARGO & COMPANY (WFC)

Wells Fargo & Company, through its subsidiaries, provides retail, commercial, and corporate banking services principally in the United States.  The company operates through three segments: Community Banking, Wholesale Banking, and Wells Fargo Financial.  The Community Banking segment offers deposit products, including checking accounts, savings deposits, market rate accounts, individual retirement accounts, time deposits, and debit cards.  Its loan products include lines of credit, equity lines and loans, equipment and transportation loans, education loans, residential mortgage loans, and credit cards.  This segment also provides receivables and inventory financing, equipment leases, real estate financing, small business administration financing, venture capital financing, cash management, payroll services, retirement plans, and merchant payment processing services.  The Wholesale Banking segment provides commercial and corporate banking products and services, including commercial loans and lines of credit, letters of credit, asset-based lending, equipment leasing, mezzanine financing, high-yield debt, foreign exchange services, treasury management, investment management, institutional fixed-income sales, commodity and equity risk management, insurance, corporate trust fiduciary and agency services, and investment banking services.  This segment also provides banking products for commercial real estate market.  The Wells Fargo Financial segment engages in consumer finance and auto finance operations.  Consumer finance operations make direct consumer and real estate loans to individuals and purchase sales finance contracts from retail merchants; and finance operations engage in making loans secured by autos.  This segment also offers credit cards, as well as lease and other commercial financing products.
2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	30.65	January	31.18	January	35.92	January	34.08	January	18.90	January	28.43
February	29.69	February	32.10	February	34.70	February	29.23	February	12.10	February	27.34
March	29.90	March	31.94	March	34.43	March	29.10	March	14.24	March	31.12
April	29.97	April	34.35	April	35.89	April	29.75	April	20.01
May	30.21	May	33.19	May	36.09	May	27.57	May	25.50
June	30.79	June	33.54	June	35.17	June	23.75	June	24.26
July	30.67	July	36.17	July	33.77	July	30.27	July	24.46
August	29.81	August	34.75	August	36.54	August	30.27	August	27.52
September	29.29	September	36.18	September	35.62	September	37.53	September	28.18
October	30.10	October	36.29	October	34.01	October	34.05	October	27.52
November	31.43	November	35.24	November	32.43	November	28.89	November	28.04
December	31.42	December	35.56	December	30.19	December	29.48	December	26.99

1,000,000,000 Depositary Receipts

Regional Bank HOLDRSSM Trust

PROSPECTUS

April 15, 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers.  In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.  Exhibits.

See Index to Exhibit.

Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)           For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 9 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on April 15, 2010.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	*
Name:	Sallie L. Krawcheck
Title:	Co-Chief Executive Officer
Executive Vice President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 9 to the Registration Statement has been signed by the following persons in the capacities indicated below on April 15, 2010.

Signature		Title

*		Co-Chief Executive Officer, Executive Vice President and Director
Sallie L. Krawcheck		(Principal Executive Officer)

*		Co-Chief Executive Officer, Executive Vice President and Director
Thomas K. Montag		(Principal Executive Officer)

*		Chief Financial Officer and Senior Vice President
Robert Qutub		(Principal Financial Officer and Principal Accounting Officer)

*		Executive Vice President and Director
Bruce R. Thompson

*By:	/s/ Liam B. O’Neil	Attorney-in-Fact
Liam B. O’Neil

INDEX TO EXHIBITS

Exhibits

*4.1
Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS, filed on May 5, 2000 as an exhibit to the registration statement filed on Form S-1 for Regional Bank HOLDRS.

*4.2
Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, dated as of November 22, 2000, filed on May 5, 2000 as an exhibit to the registration statement filed on Form S-1 for Regional Bank HOLDRS.

*5.1
Opinion of Shearman & Sterling LLP regarding the validity of the Regional Bank HOLDRS Receipts, filed on May 5, 2000 as an exhibit to the registration statement filed on Form S-1 for Regional Bank HOLDRS.

*8.1
Opinion of Shearman & Sterling LLP, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on May 5, 2000 as an exhibit to the registration statement filed on Form S-1 for Regional Bank HOLDRS.

*8.2
Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on July 14, 2003 as an exhibit to Amendment No. 4 to the registration statement filed on Form S-1 for Regional Bank HOLDRS.

*24.1	Power of Attorney (included in Part II of Registration Statement), filed on May 5, 2000 as an exhibit to the registration statement filed on Form S-1 for Regional Bank HOLDRS.

*24.2	Power of Attorney of Dominic A. Carone filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement filed on Form S-1 for Regional Bank HOLDRS.

*24.3	Power of Attorney of John J. Fosina, E. Stanley O’Neal, George A. Schieren, Thomas H. Patrick and Dominic A. Carone.

*24.4	Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales.

*24.5	Power of Attorney of Candace E. Browning, Gregory J. Fleming, Do Woo Kim and Joseph F. Regan.

*24.6	Power of Attorney of Robert J. McCann and Joseph F. Regan.

*24.7	Power of Attorney of Daniel C. Sontag.

*24.8	Power of Attorney of Thomas K. Montag.

24.9	Power of Attorney of Sallie L. Krawcheck, Thomas K. Montag, Robert Qutub and Bruce R. Thompson.

* Previously filed.